                              DAKOTA MINING CORPORATION
                    EXHIBIT 11 - COMPUTATION OF EARNINGS PER SHARE
                      Three months ended June 30, 1996 and 1995




                                                        Three months ended            Six months ended
                                                              June 30,                    June 30,
                                                    1996           1995           1996           1995
                                                    ----           ----           ----           ----
Beginning shares outstanding                     26,534,742     21,360,108     26,534,742     21,360,108
Exercise of common share purchase
   warrants                                               -             59              -             30
Exercise of special warrants                      1,242,857      4,838,710        621,429     13,047,585
Average shares issued for options exercised         214,714              -        122,722              -
                                                  ----------    ----------     ----------    -----------

Weighted average shares outstanding              27,992,313     26,198,877     27,278,893     24,407,723
                                                  ----------    ----------     ----------    -----------

 Net loss                                       $(3,207,213)   $(1,725,896)   $(4,152,646)  $( 2,950,104)
                                                  ----------    ----------     ----------    -----------
                                                  ----------    ----------     ----------    -----------
Loss per common share                           $     (0.11)   $     (0.07)   $     (0.15)  $      (0.12)
                                                  ----------    ----------     ----------    -----------


    NOTE: All other issued and outstanding options and warrants are antidilutive. Fully diluted calculation is not different and therefore is not applicable.